Exhibit 99.2

CSC Holdings, LLC Announces Pricing of Senior Guaranteed Notes

January 16, 2018 — New York — CSC Holdings, LLC (the “Issuer”) announces the pricing of an offering (the “Offering”) of $1,000.0 million in aggregate principal amount of its Senior Guaranteed Notes due 2028 (the “Notes”). The Notes will bear interest at a rate of 5.375% and will pay interest semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2018. The Notes will mature on February 1, 2028. The Offering is expected to close on or about January 29, 2018, subject to customary closing conditions. The Issuer is an indirect, wholly-owned subsidiary of Altice USA, Inc. (“Altice USA”).

The proceeds of the Offering will be used, together with proceeds from a new U.S. dollar-denominated tranche of term loans made available to the Issuer, borrowings under the Issuer’s revolving credit facility and cash on balance sheet, to (i) refinance certain existing indebtedness of the Issuer and Cablevision Systems Corporation (“Cablevision”), the direct parent of the Issuer, and (ii) fund a dividend of $1,500.0 million to Altice USA (through Cablevision). Altice USA is expected to use such proceeds to fund a dividend to its stockholders immediately prior to and in connection with the separation of Altice USA from its controlling stockholder, Altice N.V.

The Notes are being sold in a private placement only to qualified institutional buyers pursuant to Rule 144A and non-U.S. persons pursuant to Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), subject to prevailing market and other conditions. There is no assurance that the Offering will be completed or, if completed, as to the terms on which they are completed. The Notes have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or unless pursuant to an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. This press release is for informational purposes only and shall not constitute an offer to sell, or a solicitation of an offer to buy, any security, including the Notes. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

About Altice USA

Altice USA (NYSE: ATUS), the U.S. business of Altice N.V. (Euronext: ATC, ATCB), is one of the largest broadband communications and video services providers in the United States, delivering broadband, pay television, telephony services, Wi-Fi hotspot access, proprietary content and advertising services to approximately 4.9 million residential and business customers across 21 states through its Optimum and Suddenlink brands.

About Altice N.V.

Founded in 2001 by entrepreneur Patrick Drahi, Altice is a convergent global leader in telecom, content, media, entertainment and advertising. Altice delivers innovative, customer-centric products and solutions that connect and unlock the limitless potential of its over 50 million customers over fiber networks and mobile broadband. The company enables millions of people to live out their passions by providing original content, high-quality and compelling TV shows, and international, national and local news channels. Altice delivers live broadcast premium sports events and enables millions of customers to enjoy the most well-known media and entertainment. Altice innovates with technology in its Altice Labs across the world. Altice links leading brands to audiences through premium advertising solutions. Altice is also a global provider of enterprise digital solutions to millions of business customers. Altice is present in 10 territories from New York to Paris, from Tel Aviv to Lisbon, from Santo Domingo to Geneva, from Amsterdam to Dallas. Altice (ATC & ATCB) is listed on Euronext Amsterdam.

Forward-Looking Statements

This press release contains statements about future events, projections, forecasts and expectations that are forward-looking statements. Any statement in this press release that is not a statement of historical fact is a forward-looking statement that involves known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, past performance of the Issuer and its affiliates cannot be relied on as a guide to future performance. The Issuer and its affiliates make no representation on the accuracy and completeness of any of the forward-looking statements, and, except as may be required by applicable law, assume no obligations to supplement, amend, update or revise any such statements or any opinion expressed to reflect actual results, changes in assumptions or in the Issuer’s or its affiliates’ expectations, or changes in factors affecting these statements. Accordingly, any reliance you place on such forward-looking statements will be at your sole risk.

Contacts

Altice NV

Nick Brown, +41 79 720 15 03

Head of Investor Relations

nick.brown@altice.net

or

Arthur Dreyfuss, +41 79 946 49 31

Head of Communications

arthur.dreyfuss@altice.net

or

Altice USA

Lisa Anselmo, +1 516 803 2362

Head of Communications

lisa.anselmo@alticeusa.com